FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


     This First Amendment to Agreement and Plan of Merger (this
  "Amendment") is dated as of October 23, 1997, and is by and among El Chico Holding Company, L.P., a limited partnership formed under the laws of the State of Texas ("Parent"), El Chico Acquisition, Inc., a corporation formed under the laws of the State of Texas and a wholly-owned subsidiary of Parent ("Sub"), and El Chico Restaurants, Inc., a corporation formed under the laws of the State of Texas (the "Company").

                            Recitals

  . Parent, Sub, and the Company entered into that certain Agreement and Plan of Merger, dated as of September 23, 1997 (the "Agreement").

  . Parent, Sub, and the Company desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, the agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

  1     The second sentence of Section 3.2(a) of the Agreement is amended to read in its entirety as follows:

     "On the Closing Date and prior to the filing of the Articles of Merger, Sub shall deposit with the Exchange Agent a sufficient amount of cash to pay to the shareholders of the Company the consideration for the Merger specified in Section 3.1(b)."

  2. The first sentence of Section 3.2(d) of the Agreement is amended to read in its entirety as follows:

     "All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Surviving Corporation whereupon any holder of unsurrendered Certificates shall look as a general unsecured creditor only to the Surviving Corporation for payment of any funds to which such holder may be entitled, subject to applicable law."

  3. The second sentence of Section 9.9 of the Agreement is amended to read in its entirety as follows:

     "The Company shall take such action as may be necessary so that from and after the date hereof, except as set forth in
       Schedule 9.9, no further grants of stock, options, or other rights shall be made under any Stock Plan. The Company shall also take such actions as are appropriate to provide that, at the Effective Time, (a) all options or restricted stock awards then outstanding under any Stock Plan, whether or not then exercisable or vested, shall become fully exercisable and vested; (b) each option or restricted stock award then outstanding under any Stock Plan shall be cancelled and (c) in consideration of such cancellation and in full satisfaction of all rights of the holder under such option or restricted stock award, each such stock option or restricted stock award shall be converted into an amount in cash in respect thereof equal to the product of (i), in the case of an option, the excess of the Conversion Value over the exercise price of such option or, in the case of a restricted stock award, the Conversion Value, multiplied by (ii) the number of shares of Company Common Stock subject to such option or restricted stock award (such payment to be net of applicable withholding taxes) (collectively, the "Option Consideration)."

  3. Section 10.3(e) of the Agreement is amended to read in its entirety as follows:

     "(e) Merger Consideration Deposit. Sub shall have deposited with the Exchange Agent by wire transfer in immediately available funds an amount equal to the product of the Conversion Value times the number of issued and outstanding shares of Company Common Stock (other than shares of Company Common Stock canceled pursuant to Section 3.1(a)) as of the Effective Date, plus the Option Consideration."

  4. Section 11.1(j) of the Agreement is amended to read in its entirety as follows:

     "(j) by Parent or the Company, if within 38 days following the date of this Agreement, Parent shall not have received either (i)(x) a commitment to purchase certain improved real properties of the Company for a consideration of not less than $25.6 million and (y) a financing commitment from a reliable financial institution in the principal amount of not less than $35 million bearing interest at an annual rate not to exceed
       11 1/2% with repayment amortized over not less than 7 years, or
       (ii) a financing commitment from a reliable financial institution in the principal amount of not less than $58 million bearing interest at an annual rate not to exceed 11 1/2% with repayment amortized over not less than 7 years to effect the Merger and the transactions contemplated by this Agreement, refinance certain existing indebtedness of the Company and pay related fees and expenses; such commitments or commitment being on terms and conditions reasonably satisfactory to Parent and Sub. In the event Parent terminates this Agreement on or before October 31, 1997 at 11:59 p.m. C.S.T. pursuant to the provisions of this Section 11.1(j), upon such termination, the Company shall only be entitled to receive $250,000 of the fund deposited by Parent pursuant to the Escrow Agreement entered into between the parties pursuant to Section 9.15 hereinabove."

  5. The reliable financial institution referenced in Section 4 of this Amendment (the "Lender") may require, as a condition to its provision of financing at the Closing (as defined in the Agreement), that each landlord, lessor and/or sublessor of real property leased by the Company execute various agreements (including, but not limited to, a landlord consent for leasehold mortgage, a landlord consent for change of control, an estoppel certificate, a memorandum of lease, and a lease renewal option) requested by the Lender (collectively, the "Consents"). Any failure by the Lender to provide financing at the Closing in accordance with the terms and conditions set forth in the Lender's financing commitment issued on or before and in effect October 31, 1997, a cause for which is the failure of the Company to obtain any or all of the Consents, shall entitle Parent (a) to the return of all but $500,000 (which $500,000 shall be payable to the Company) of the escrow funds placed into escrow by Parent pursuant to that certain Escrow Agreement executed September 23, 1997, by the Company, as seller; Parent, as buyer; and Texas Bank, as escrow agent (the "Escrow Agreement") and (b) to terminate the Agreement; and, the Company, Parent and Sub shall have no liability for the failure to obtain the Consents. The terms of this Section 5 of this Amendment shall supersede the terms of all prior or contemporaneous written or oral agreements between the Company and any or all of Parent, Sub and/or Cracken, Harkey & Co., L.L.C., including, but not limited to, the terms of the Agreement, the terms of the Escrow Agreement, or both.

                  *     *     *     *     *     *


     IN WITNESS WHEREOF, Parent, Sub, and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.


                              El Chico Holding Company, L.P.

                              By:  Cracken, Harkey, Street & Co.,
                                     L.L.C.
                                   General Partner

                              By: /s/John D. Harkey, Jr.
                                  --------------------------
                                   John D. Harkey, Jr.
                                   Manager


                              El Chico Acquisition, Inc.

                              By: /s/John D. Harkey, Jr.
                                  --------------------------
                                   John D. Harkey, Jr.
                                   President


                              El Chico Restaurants, Inc.

                              By: /s/Wallace A. Jones
                                  --------------------------
                                   Wallace A. Jones
                                   President and Chief Executive
                                   Officer